                                   Exhibit 12

                         Continental Global Group, Inc.

                Computation of Ratio of Earnings to Fixed Charges

                        (In thousands, except for ratios)

                                                                          Years ended December 31
                                                   -----------------------------------------------------------------
                                                    1998            1997            1996        1995        1994

Computation of Earnings:
Income before extraordinary item and foreign
   income taxes                                   $   1,302       $   8,181       $   8,940    $ 11,785      $ 3,616
Add:
   Interest expense                                  14,658 (1)      12,308 (2)       2,889       2,506        1,493
   Amortization of deferred financing costs               -               -              27          16            8
   Portion of rent expense representative of
     an interest factor                                 800             523             407         455          310
                                                   -----------------------------------------------------------------
Earnings                                           $ 16,760        $ 21,012        $ 12,263    $ 14,762      $ 5,427
                                                   =================================================================
Computation of Fixed Charges:
   Interest expense                                $ 14,658        $ 12,308       $   2,889   $   2,506      $ 1,493
   Amortization of deferred financing costs               -               -              27          16            8
   Portion of rent expense representative of
     an interest factor                                 800             523             407         455          310
                                                   -----------------------------------------------------------------
Fixed Charges                                      $ 15,458        $ 12,831       $   3,323   $   2,977      $ 1,811
                                                   =================================================================
Ratio of Earnings to Fixed Charges                     1.08            1.64            3.69        4.96         3.00
                                                   =================================================================

(1) Amortization of deferred financing costs of $520 is included in 1998 interest expense.

(2) Amortization of deferred financing costs of $390 is included in 1997 interest expense.